CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268823 on Form S-6 of our report dated January 26, 2023, relating to the financial statement of FT 10535, comprising Corporate Investment Grade Laddered Portfolio, Series 22, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 26, 2023